Exhibit 99.1
News Release
Vanda Pharmaceuticals Announces Date of Annual Meeting of Stockholders
ROCKVILLE, MD., March 10/PRNewswire-FirstCall/ — Vanda Pharmaceuticals Inc. (Nasdaq: VNDA) announced today that it will hold its 2010 Annual Meeting of Stockholders on Thursday, June 3, 2010, in Rockville, Maryland. The record date for the Annual Meeting will be April 16, 2010. Only stockholders of record at the close of business on April 16, 2010 may vote at the meeting or any adjournment thereof. Vanda anticipates mailing its proxy statement in April 2010 to its stockholders of record, which proxy statement will include the time and location of the Annual Meeting, as well as a description of the matters to be considered.
About Vanda
Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage products for central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.
Investor and Media Contact:
Cristina Murphy
+1-240-599-4500
cristina.murphy@vandapharma.com